UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2015

FLASR Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-55270	46-2681687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(409)-965-3761
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Mr. Checkout Agreement

The Company entered into a one-year product placement blitz agreement (the "Product Placement Agreement"), dated July 16, 2015, with Mr. Checkout Distributors, Inc., a Florida corporation ("Mr. Checkout"), for the non-exclusive promotion, marketing and distribution of the Company's products in 2,500 retail locations in the U.S. Either party may terminate the Agreement upon 30 days' prior notice.

Mr. Checkout will use best efforts to promote the sale of the products through distributors. Purchase orders will be placed directly between the Company and such distributors. The Company will pay Mr. Checkout (i) a one-time $35 per store charge and (ii) four payments of $21,875 upon each shipment of 625 product displays by Mr. Checkout to its distributors.

For all the terms and conditions of the Product Placement Agreement described above, reference is hereby made to such Agreement annexed hereto as Exhibit 10.16. All statements made herein concerning the foregoing Agreement are qualified by reference to said Exhibit.

GW Holdings Financing

On July 14, 2015, Flasr Inc. (the "Company") closed on a $37,000 financing pursuant to a securities purchase agreement, dated July 14, 2015 (the "Securities Purchase Agreement"), with GW Holdings Group, Inc., a New York limited liability company ("GW Holdings"), for the sale of a convertible promissory note (the "Note") in the principal amount of $37,000. The Company received net proceeds from the issuance of the Note in the amount of $32,000.

The Securities Purchase Agreement provides, among other things, that for nine months, GW Holdings has the right to invest up to an additional $300,000 in the Company on the same terms as the Note, but in no event shall the subsequent purchase be less than $37,000. The Securities Purchase Agreement also provides for "piggyback" registration rights for shares issuable upon the conversion of the Note.

The Note, which is due on July 14, 2016, bears interest at the rate of 8% per annum. Such accrued interest on the Note shall be paid by the Company in its common stock. All principal and accrued interest on the Note is convertible into shares of the Company's common stock at the election of GW Holdings at any time after six months from issuance of the Note at a conversion price equal to a 42.5% discount to the lowest trading price of the common stock during the 20 trading day period prior to conversion with a floor of $0.0001. Such discount will increase to 60% should the Company experience a DTC "chill" on its shares or if the Company fails to reserve 2,200,000 shares for conversions under the Note. Failure of the Company to timely deliver shares to GW Holdings upon conversion will result in a payment to GW Holdings of $250 in cash per day which payments will increase to $500 per day beginning on the tenth day of non-delivery. In addition, the Company is required to make a cash payment to GW Holdings if GW Holdings suffers a loss due to the failure of the Company to deliver conversion shares within 3 days of a notice to convert from GW Holdings.

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The Company has the right to prepay the Note with a premium of up to 145% of all amounts owed to GW Holdings depending upon when the prepayment is effectuated. The Note may not be prepaid after the 180th day from issuance.

If the Company transfers all or substantially all of its assets, effectuates a reclassification, capital reorganization or other exchange of shares (other than a stock split or dividend) or a consolidation or merger (each a "Sale Event"), GW Holdings may (i) request that the Company redeem the Note in cash for 150% of the principal amount and accrued interest or (ii) convert the Note into shares of common stock at the conversion price. If a Sale Event occurs (excluding a sale of assets) and the Note is neither redeemed nor converted, GW Holdings may convert the Note into the kind and number of shares or other securities or property receivable upon such Sale Event by a holder of the number of shares of common stock that could have been purchased upon the exercise of the Note at the conversion price in effect immediately prior to the Sale Event.

GW Holdings agreed to restrict its ability to convert the Note and receive shares of the Company if the number of shares of common stock beneficially held by GW Holdings Vires and its affiliates in the aggregate after such conversion exceeds 9.99% of the then outstanding shares of common stock.

The Note contains default events which, if triggered and not timely cured, will result in and a default interest at the rate of 24% per annum. If the Company loses the "bid" price for its stock in a trading market, the outstanding principal under the Note will increase by 20%. If the Company's common stock is delisted or if trading is suspended for more than 10 consecutive days, the outstanding principal under the Note will increase by 50%. If the Note is not paid at maturity, the outstanding principal due under the Note will increase by 10%.

For all the terms and conditions of the Securities Purchase Agreement and Note described above, reference is hereby made to such Agreement and Note annexed hereto as Exhibit 10.17 and Exhibit 10.18, respectively. All statements made herein concerning the foregoing Agreement and Note are qualified by reference to said Exhibits.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The Note described in Item 1.01 above was issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The securities purchase agreement executed in connection therewith contains representations to support the Company's reasonable belief that GW Holdings had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the Note and any shares of common stock issued upon conversion thereof above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.16	Product Placement Blitz Agreement, dated July 16, 2015, between the Company and Mr. Checkout Distributors, Inc.

10.17	Securities Purchase Agreement, dated July 14, 2015, between the Company and GW Holding Group, Inc.

10.18	8% Convertible Promissory Note, dated July 14, 2015, in the original principal amount of $37,000 issued to GW Holding Group, Inc.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLASR INC.

Dated: July 23, 2015	By:	/s/ Everett Dickson
	Name:	Everett Dickson
President and Chief Executive Officer

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